EXHIBIT 99.1

Contacts:

Jack M. Swig

MFIC Corporation

Tel. 617-969-5452

E-mail: info@mfics.com

Sarah Cavanaugh

MacDougall Biomedical Communications

Tel. 781-235-3060

E-mail: scavanaugh@macbiocom.com

FOR IMMEDIATE RELEASE

MFIC Corporation Appoints Vice President of Operations and Engineering

NEWTON, MA, March 25, 2008—MFIC Corporation (OTCBB: MFIC) today announced the appointment of William J. Conroy as Vice President of Operations and Engineering.  In this position, Mr. Conroy will have responsibility for the global operations of the Company’s Microfluidics equipment business, including product design and engineering, production, quality assurance and quality control, and purchasing. In direct support of MFIC’s quality initiative, Mr. Conroy will also assume responsibility for overall systems quality and reliability. Mr. Conroy will report directly to Michael C. Ferrara, Chief Executive Officer.

“Bill is an important addition to the MFIC management team and we believe that the Company and our customers will greatly benefit from his extensive experience,” said Michael C. Ferrara. “Bill’s proven ability to create highly functioning, quality-driven operating units and his strong innovation and leadership skills will play a critical role in MFIC’s global growth strategy.”

“I’m pleased to be joining MFIC at such an important time in the Company’s history,” said William J. Conroy. “I believe MFIC has substantial opportunity for global growth and I look forward to working with the team to build an operations organization that is second to none in terms of innovation, quality and customer focus.”

Mr. Conroy brings more than twenty-five years of high-tech product management, quality control and operations experience to MFIC. Most recently, he served as Senior Vice President of Production and Operations at RemoteReality Corporation, which designs and manufactures products for the military/defense and security business sectors. Mr. Conroy has also held senior level operations, manufacturing and quality control positions at Northrop Grumman (formerly Fibersense Technology Corporation), Karl Storz Endovision, Circon ACMI and Kohler Company.

About MFIC Corporation:

MFIC Corporation, through its Microfluidics Division, designs, manufactures and distributes proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics/personal care, and food industries. MFIC applies its more than 20 years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available, and has provided manufacturing systems for nanoparticle products for more than 15 years.

The Company is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production. More than 3,000 systems are in use and afford significant competitive and economic advantages to MFIC equipment customers.

Forward Looking Statement:

Management believes that this release contains forward-looking statements that are subject to certain risks and uncertainties including statements relating to our plan to achieve, maintain and/or increase growth in revenue and/or market share, to achieve, maintain, and/or increase operating profitability, and/or to achieve, maintain, and/or increase net operating profitability.  Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause actual results achieved by us to differ materially from those described in the forward-looking statements.  We caution investors that there can be no assurance that the actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including but not limited to, the following risks and uncertainties: (i) whether the performance advantages of our Microfluidizer materials processing equipment will be realized commercially or that a commercial market for the equipment will continue to develop, (ii) whether the timing of orders will significantly affect quarter to quarter revenues and resulting net income results for a particular quarter, which may cause increased volatility in our stock price, (iii) whether we will have access to sufficient working capital through continued and improving cash flow from sales and ongoing borrowing availability, the latter being subject to our ability to maintain compliance with the covenants and terms of our loan agreement with our senior lender, (iv) whether our Microfluidics Reaction Technology will be adopted by customers as a means of producing innovative materials in large quantities, (v) whether we are able to deploy prototype Microfluidics Reaction Technology systems for nanoparticle production and then manufacture and introduce commercial production Microfluidics Reaction Technology equipment, and (vi) whether we will achieve a greater proportion of our sales in the future through the sale of advanced processor production systems.